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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Date of report (Date of earliest event reported): January 14, 2002

AFTERMARKET TECHNOLOGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21803	95-4486486
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Oak Hill Center, Suite 400, Westmont, IL		60559
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (630) 455-6000

AFTERMARKET TECHNOLOGY CORP.
FORM 8-K

Item 5. Other Events.

    Aftermarket Technology Corp. today disclosed to potential lenders and related parties that its total indebtedness as of December 31, 2001 was estimated at $197.4 million ($195.9 million net of cash and cash equivalents).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AFTERMARKET TECHNOLOGY CORP.
Dated: January 14, 2002
	By:	/s/ BARRY C. KOHN /s/ Barry C. Kohn Barry C. Kohn Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES